UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date earliest event reported): November 2, 2020

CuriosityStream Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39139	84-1797523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8484 Georgia Ave., Suite 700
Silver Spring, Maryland 20910
(Address of Principal Executive Offices, including zip code)

(301) 755-2050
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	CURI	NASDAQ
Warrants, each exercisable for one share of Common stock at an exercise price of $11.50 per share	CURIW	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2020, the Compensation Committee of the Board of Directors (the “Committee”) of CuriosityStream Inc. (the “Company”) approved certain equity incentive grants to directors, executive officers and other employees of the Company.

As disclosed in the Company’s prior filings with the Securities and Exchange Commission (the “SEC”), in connection with the consummation of the merger on October 14, 2020 of CuriosityStream Operating Inc. (formerly named CuriosityStream Inc.) (“Legacy CuriosityStream”) with a wholly owned subsidiary of the Company, 711,000 warrants to purchase the Company’s common stock held by Software Acquisition Holdings LLC were forfeited. The forfeited warrants had an exercise price of $11.50 per share, and a five year term. In connection with such forfeiture and pursuant to the terms of that certain Agreement and Plan of Merger, dated August 10, 2020, by and among the Company and Legacy CuriosityStream and the other parties thereto, certain employees of the Company selected by the Committee are to receive fully vested options exercisable for shares of common stock with an exercise price of $11.50 (or the fair market value on the date of grant, if higher) and with a five year term. These options are to be granted under the Company’s 2020 Omnibus Incentive Plan (the “Omnibus Incentive Plan”), previously filed as Exhibit 10.14 to the Company’s Form 8-K filed with the SEC on October 15, 2020, and approved by the Company’s stockholders. On November 2, 2020, the Committee approved the following option grants to the executive officers: 355,500 options for Mr. Clint Stinchcomb, 101,571 option for Mr. Jason Eustace and 101,571 options for Mr. Devin Emery. As provided in the merger agreement, the options are fully vested, have an exercise price of $11.50 per share, and have a five year term. There remains 152,358 of these options which the Committee may grant to other employees of the Company. The options are subject to terms and conditions of the Omnibus Incentive Plan and an option agreement (as it relates to the premium priced options), a form of which is filed herewith as Exhibit 10.1.

The Committee also approved grants of restricted stock units to employees of the Company, including certain executive officers. The grants are conditioned upon the effectiveness of the Registration Statement on Form S-1 filed by the Company with the SEC on October 19, 2020 (the “Registration Statement”), and the grant will be made on the date the Registration Statement is declared effective by the SEC. The restricted stock units will vest as to 25% of the award on each of the first four anniversaries of the grant date, provided the grantee remains employed by the Company or its subsidiaries through such vesting date, with settlement on the vesting date or within 30 days thereafter. The restricted stock units are subject to the terms and conditions of the Omnibus Incentive Plan and a restricted stock unit agreement, substantially in the form filed herewith as Exhibit 10.2. On November 2, 2020, the Committee approved the following restricted stock unit grants to executive officers: 73,458 restricted stock units for Mr. Clint Stinchcomb, 25,031 restricted stock units for Mr. Jason Eustace and 27,548 restricted stock units for Mr. Devin Emery.

As disclosed in the Company’s prior filings, Legacy CuriosityStream entered into an employment agreement with Mr. Stinchcomb, a copy of which is attached as Exhibit 10.10 to the Form 8-K filed October 15, 2020. Pursuant to the employment agreement, as soon as practicable following the merger, the Company is to grant Mr. Stinchcomb options, restricted stock units or a combination thereof, or other equity-based awards. These equity grants, when taken together with the stock options previously issued to Mr. Stinchcomb and equity awards otherwise granted to Mr. Stinchcomb in connection with the merger (such as the options and restricted stock units described above), will entitle Mr. Stinchcomb to approximately 5.9% of the Company’s common stock, calculated on a fully diluted basis on the closing date. If Mr. Stinchcomb’s employment is terminated without “cause” or he resigns for “good reason,” or dies or becomes disabled, the unvested equity awards shall become vested. On November 2, 2020, the Committee approved a grant of 2,038,570 stock options for Mr. Stinchcomb. The stock options have an exercise price of $8.77, which was the closing price on the grant date, and have a ten-year term. The stock options will vest as to 25% of the award on each of the first four anniversaries of the grant date, provided Mr. Stinchcomb remains employed by the Company or its subsidiaries through such vesting date, and provided further that, if Mr. Stinchcomb’s employment is terminated without “cause” or he resigns for “good reason,” or dies or becomes disabled, the unvested stock options will become vested. The stock options are subject to the terms and conditions of the Omnibus Incentive Plan and a stock option agreement, substantially in the form filed herewith as Exhibit 10.1 (as it relates to CEO stock options).

On November 2, 2020, the Committee approved grants of 88,263 restricted stock units for Mr. Stinchcomb. The grants are conditioned upon the effectiveness of the Registration Statement, and the grant will be made on the date the Registration Statement is declared effective. The restricted stock units will vest as to 25% of the award on each of the first four anniversaries of the grant date, provided Mr. Stinchcomb remains employed by the Company or its subsidiaries through such vesting date, and provided further that, if Mr. Stinchcomb’s employment is terminated without “cause” or he resigns for “good reason,” or dies or becomes disabled, the unvested restricted stock units will become vested. Settlement would be on the vesting date or within 30 days thereafter. The restricted stock units are subject to the terms and conditions of the Omnibus Incentive Plan and a restricted stock unit agreement, substantially in the form filed herewith as Exhibit 10.2 (as it relates to CEO restricted stock units).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Non-Qualified Stock Option Agreement
10.2	Form of Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURIOSITYSTREAM INC.

By:	/s/ Tia Cudahy
	Name:	Tia Cudahy
	Title:	Chief Operating Officer and General Counsel

Date: November 5, 2020

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